UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



                Global Industrial Services, Inc.
     (Exact name of registrant as specified in its charter)

    Nevada                     000-29983              98-0203485
(State of Incorporation)    (SEC File No.)     (I.R.S. Employer ID No.)

14th Floor, 609 Granville Street,
Vancouver, B.C. Canada                              V6Y 1G5
(Address of Principal Executive Offices)           (Zip Code)


               Legal and Consulting Services Plan
                    (Full title of the Plan)

Chapman & Flanagan, Ltd.
2080 E. Flamingo Rd., Suite 112
Las Vegas, NV 89119
(Name and address of agent for service)

(702) 650-5660
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee


 Title of     Amount to     Proposed     Proposed     Amount of
Securities        be        Maximum     Aggregate    Registration
   to be      Registered    Offering     Offering        Fee
Registered                 Price Per      Price
                           Share (1)

  Common      1,637,000      $0.40     $654,800.00    $ 163.70
   Stock        Shares
(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering Price is estimated as the average of the bid and asked prices on February 22, 2001.

                      PURPOSE OF AMENDMENT

Note that the Form S-8 filed on March 1, 2000 contained an error which is being corrected by this amendment - the Opinion letter contained as an exhibit was incorrect. Chapman & Flanagan, Ltd. was unaware that Reg Berry would be considered an affiliate as defined in Rule 144.

                           SIGNATURES

The  Registrant. Pursuant to the requirements of  the  Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Vancouver, B.C., Canada, on March 2, 2001.

(Registrant) Global Industrial Services, Inc.

By (Signature and Title) /s/ Terry Kirby
                   Terry Kirby, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                  Title                 Date

Terry Kirby            President, Secretary,     March 2, 2001
Terry Kirby            Treasurer, and Director